Form of Investor and Registration Rights Agreement

INVESTOR AND REGISTRATION RIGHTS AGREEMENT

PANGAEA LOGISTICS SOLUTIONS LTD
INVESTOR AND REGISTRATION RIGHTS AGREEMENT
THIS INVESTOR AND REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is made as of [●], 2024, by and among Pangaea Logistics Solutions Ltd. a company incorporated under the laws of Bermuda (the “Company”), and Strategic Shipping Inc. (the “Investor”).
RECITALS
WHEREAS, the Company, Renaissance Holdings LLC, a Marshall Islands limited liability company and a wholly-owned subsidiary of the Investor (“Renaissance”), Renaissance Merger Sub LLC, a Marshall Islands limited liability company and a wholly-owned subsidiary of the Company (“Merger Sub”) and the Investor have entered into that certain Agreement and Plan of Merger dated as of September 23, 2024 (the “Merger Agreement”) pursuant to which and subject to the conditions set forth therein the Company, the Investor, Renaissance and Merger Sub have approved the acquisition of Renaissance by the Company by means of a merger of Merger Sub with and into Renaissance (the “Merger”), with Renaissance continuing as the surviving company and an indirect wholly-owned subsidiary of the Company.
WHEREAS, pursuant to the terms of the Merger Agreement, upon the consummation of the Merger, Investor shall be the holder of an aggregate of [●] Common Shares issued by the Company in exchange for all of the issued and outstanding limited liability company interests of Renaissance.
WHEREAS, in order to induce the Investor to enter into the Merger Agreement, the Company and the Investor hereby agree that this Agreement shall govern, among other things and subject to the terms and condition set forth herein (i) the rights of the Investor to cause the Company to register the Common Shares issued to the Investor pursuant to the Merger Agreement (the “Merger Consideration Shares”) and certain Common Shares that the Investor may acquire from time to time; (ii) Investor’s right to have up to two (2) members appointed to the Company’s Board of Directors and certain committees thereof upon the consummation of the Merger; (iii) Investor’s right to participate in certain future equity issuances by the Company; and (iv) certain other matters as set forth in this Agreement.
NOW, THEREFORE, the parties hereby agree as follows:
1.Definitions. For purposes of this Agreement:
1.1“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or other investment fund now or hereafter existing that is controlled by one or more general partners, managing members or investment adviser of, or shares the same management company or investment adviser with, such Person.
1.2“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration

Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, (iii) the Company has a bona fide business purpose for not making such information public, and (iv) such disclosure (a) would be reasonably likely to have an adverse impact on the Company, (b) could reasonably be expected to have a material adverse effect on the Company’s ability to effect a material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction or (iii) relates to information the accuracy of which has yet to be determined by the Company or which is the subject of an ongoing investigation or inquiry; provided that the Company takes all reasonable action as necessary to promptly make such determination and conclude such investigation or inquiry.
1.3“Board of Directors” means the board of directors of the Company.
1.4“Beneficial Ownership” or to “Beneficially Own” shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder and shall include any direct or indirect interest in securities which gives a person or entity (acting alone or with others) the power to vote, dispose of or direct the voting or disposition of the securities. It also includes any securities of which such person or entity has the right to acquire (acting alone or with others) beneficial ownership within sixty days after a given date through exercise of an option, warrant or conversion right or the power of revocation or automatic termination of a trust, discretionary account or similar arrangement.
1.5“Bylaws” means the Company’s Bylaws, as amended and/or restated from time to time.
1.6“Business Day” means a day other than Saturday, Sunday or other day on which commercial banks located in New York, New York are authorized or required by applicable law to close.
1.7“Change of Control” means and will be deemed to have occurred if:
(a)any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the “Beneficial Owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (a) such Person shall be deemed to have “Beneficial Ownership” of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Common Shares; or
(b)the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company in each case which results in a Person or Persons other than the shareholders of the Company immediately prior to such merger, consolidation or sale owning more than 50% of the total voting power of the Company’s equity securities, or the sale of all or substantially all of the assets of the Company (determined on a consolidated basis) to another Person; or

(c)any Person acquires more than 30% of the Common Shares.
1.1“Common Shares” means common shares of the capital of the Company from time to time.
1.2“Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.
1.3“Exchange Act” means the Securities Exchange Act of 1934 of the United States of America, as amended, and the rules and regulations promulgated thereunder.
1.4“Fundamental Transaction” means any transaction whereby (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another party whereby such other party acquires more than 50% of the outstanding Common Shares; (iii)  the Company (or any subsidiary), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of Common Shares or any compulsory share exchange pursuant to which the Common Shares are effectively converted into or exchanged for other securities, cash or property (other than a stock split), or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement (other than a stock split)) with another Person or group of Persons whereby such other Person or group acquires greater than 50% of the voting power of the outstanding Common Shares and preferred shares of the Company.
1.5“Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.
1.6“Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits forward incorporation of substantial information by reference to other documents filed by the Company with the SEC.
1.7“Holder” means the Investor and any other holder of Registrable Securities who is or who becomes a party to this Agreement.

1.8“Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, life partner or similar statutorily-recognized domestic partner, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.
1.9“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading.
1.10“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.
1.11“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.
1.12“Registrable Securities” means (i) the Common Shares issued to the Investor in connection with the consummation of the Merger and any Common Shares acquired by the Investor from time to time following the closing of the Merger; and (ii) any Common Shares issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Common Shares referenced in clause (i) above and excluding for purposes of Section 2 any Common Shares for which registration rights have terminated pursuant to Section 2.14 of this Agreement.
1.13“Registration” shall mean a registration, including any related Underwritten Shelf Takedown, effected by preparing and filing a registration statement, Prospectus or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.
1.14“SEC” means the United States Securities and Exchange Commission.
1.15“SEC Guidance” means (i) any publicly available written questions and answers, guidance, forms, comments, requirements or requests of the SEC or its staff, (ii) the Securities Act and (iii) any other rules and regulations of the SEC.
1.16“SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.
1.17“SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.
1.18“Securities Act” means the Securities Act of 1933 of the United States of America, as amended, and the rules and regulations promulgated thereunder.
1.19“Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder.

2.Registration Rights. The Company covenants and agrees as follows:
2.1    Shelf Registration. Within five (5) Business Days following the closing of the Merger, the Company shall file with the SEC a Registration Statement for a Shelf Registration on Form S-3 and, if the Company is then a well-known seasoned issuer, the Registration Statement shall be an automatically effective registration statement on Form S-3ASR (or, if the Company is not then eligible to use a Form S-3, a Registration Statement for a Shelf Registration on Form S-1) (the “Shelf Registration Statement”) covering the resale of all Registrable Securities (determined as of two (2) Business Days prior to such filing) on a delayed or continuous basis and shall use its reasonable best efforts to have such Shelf Registration Statement declared effective as soon as practicable after the filing thereof. Such Shelf Registration Statement shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, the Holders named therein. The Company shall maintain a Shelf Registration Statement in accordance with the terms hereof, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep the Shelf Registration Statement continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. In the event the Company files a Shelf Registration Statement on Form S-1, the Company shall use its commercially reasonable efforts to convert the Shelf Registration Statement on Form S-1 (and any Subsequent Shelf Registration Statement) to a Shelf Registration Statement on Form S-3 as soon as practicable. In the event the Company files a Shelf Registration Statement on Form S-1 or Form S-3 and thereafter becomes a well-known seasoned issuer, the Company shall use its commercially reasonable efforts to convert the Shelf Registration Statement on Form S-1 or Form S-3 (and any Subsequent Shelf Registration Statement) to a Shelf Registration Statement on Form S-3ASR as soon as practicable.
Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause (i) each Shelf Registration Statement (as of the effective date of such Shelf Registration Statement), any amendment thereof (as of the effective date thereof) or supplement thereto (as of its date), (A) to comply in all material respects with applicable SEC Guidance and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (ii) any related Prospectus (including any preliminary Prospectus) or Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, as of its date, (A) to comply in all material respects with applicable SEC Guidance and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, not misleading; provided, however, the Company shall have no such obligations or liabilities with respect to any written information pertaining to any Holder and furnished in writing to the Company by or on behalf of such Holder specifically for inclusion therein.
2.2    Subsequent Shelf Registration. If any Shelf Registration Statement ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall, subject to Section 2.7, use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf Registration Statement to again become effective under the Securities Act and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf Registration Statement in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a “Subsequent Shelf Registration Statement” and, together with the Shelf Registration Statement, the “Registration Statement”) registering the resale of all Registrable Securities (determined as of two (2) business days prior to such filing). If a Subsequent Shelf Registration Statement is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof and (ii) keep such Subsequent Shelf Registration Statement continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf Registration Statement shall be on Form S-3 to the extent that the Company is eligible to use such form at the time of filing.
1.1Additional Registrable Securities. Subject to Section 2.7, in the event that the Investor becomes the holder of Registrable Securities subsequent to the consummation of the Merger, the Company, upon written request of the Investor, shall promptly use its commercially reasonable efforts to cause the resale of such additional Registrable Securities to be covered by either, at the Company’s option, any then available Shelf Registration Statement (including by means of a post-effective amendment) or by filing a Subsequent Shelf Registration Statement, and cause the same to become effective as soon as practicable after filing such Shelf Registration Statement or Subsequent Shelf Registration Statement; provided, however, that the Company shall not be required by this Section 2.3 to cause fewer than 100,000 additional Registrable Securities to be so covered in any Shelf Registration Statement or Subsequent Shelf Registration Statement.
1.2Requests for Underwritten Shelf Takedowns.
(i)Subject to Section 2.7, at any time and from time to time when an effective Shelf Registration Statement is on file with the SEC, one or more Holders (a “Demanding Holder”) may request to sell all or any portion of its Registrable Securities in an underwritten offering that is registered pursuant to the Shelf Registration Statement (each, an “Underwritten Shelf Takedown”); provided that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include Registrable Securities proposed to be sold by the Demanding Holder, either individually or together with other Demanding Holders, with a total offering price of at least $10.0 million in the aggregate (the “Minimum Takedown Threshold”). All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown. A majority-in-interest of the Demanding Holders shall have the right to select the underwriter or underwriters in connection with an Underwritten Shelf Takedown (which shall consist of one or more reputable nationally recognized investment banks), subject to the Company’s prior written approval (which shall not be unreasonably withheld, conditioned or delayed). Holders may demand not more than two (2) Underwritten Shelf Takedowns pursuant to this Section 2.4 within any twelve (12) month period. Notwithstanding anything to the contrary in this Agreement, the Company may effect any underwritten offering pursuant to any then effective Registration Statement, including a Form S-3, that is then available for such offering.
(ii)If the managing underwriter or underwriters in an Underwritten Shelf Takedown, in good faith, advises the Company and the Demanding Holders and the Holders requesting piggy back rights pursuant to this Agreement with respect to such Underwritten Shelf Takedown (the

“Requesting Holders”) (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other Common Shares or other equity securities that the Company desires to sell and all other Common Shares or other equity securities, if any, that have been requested to be sold in such underwritten offering pursuant to separate written contractual piggy-back registration rights held by any other shareholders, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such underwritten offering, before including any Common Shares or other equity securities proposed to be sold by the Company or by other holders of Common Shares or other equity securities, the Registrable Securities of (i) first, the Demanding Holders that can be sold without exceeding the Maximum Number of Securities (pro rata based on the respective number of Registrable Securities that each Demanding Holder has requested be included in such Underwritten Shelf Takedown and the aggregate number of Registrable Securities that all of the Demanding Holders have requested be included in such Underwritten Shelf Takedown) and (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Requesting Holder (if any) has requested be included in such Underwritten Shelf Takedown and the aggregate number of Registrable Securities that all of the Requesting Holders have requested be included in such Underwritten Shelf Takedown) that can be sold without exceeding the Maximum Number of Securities.
(iii)Prior to the pricing of such Underwritten Shelf Takedown, any Demanding Holder initiating an Underwritten Shelf Takedown shall have the right to withdraw from such Underwritten Shelf Takedown for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to the Company and the underwriter or underwriters (if any) of their intention to withdraw from such Underwritten Shelf Takedown; provided that the Investor may elect to have the Company continue an Underwritten Shelf Takedown if the Investor still wants to participate in the Underwritten Shelf Takedown. Following the receipt of any Withdrawal Notice, the Company shall promptly forward such Withdrawal Notice to any other Holders that had elected to participate in such Underwritten Shelf Takedown. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with an Underwritten Shelf Takedown prior to its withdrawal under this Section 2.4(iii).
1.3Piggyback Registration.
(i)If the Company or any Holder proposes to conduct a registered offering of, or if the Company proposes to file a Registration Statement under the Securities Act with respect to the Registration of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of shareholders of the Company (or by the Company and by the shareholders of the Company including, without limitation, an Underwritten Shelf Takedown pursuant to Section 1.4), other than a Registration Statement (or any registered offering with respect thereto) (a) filed in connection with any employee stock option or other benefit plan, (b) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to SEC Rule 145 under the Securities Act or any successor rule thereto), (c) for an offering of debt that is convertible into equity securities of the Company, or (d) for a dividend reinvestment plan, then the Company shall give written notice of such proposed offering to all Holders of

Registrable Securities as soon as practicable but not less than twenty (20) days before the anticipated filing date of such Registration Statement or, in the case of an underwritten offering pursuant to an existing Registration Statement, the applicable “red herring” prospectus or prospectus supplement used for marketing such offering, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters (if any) in connection with an Underwritten Shelf Takedown, and (B) offer to all of the Holders of Registrable Securities the opportunity to include in such registered offering such number of Registrable Securities as such Holders may request in writing within ten (10) days after receipt of such written notice (such registered offering, a “Piggyback Registration”). Except with respect to an Underwritten Shelf Takedown under Section 1.4, the rights provided under this Section 2.5 shall not be available to any Holder at such time as there is an effective Shelf Registration Statement available for the resale of the Registrable Securities pursuant to Section 2.1. Subject to Section 2.5(ii), the Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and, if applicable, shall use its commercially reasonable efforts to cause the managing underwriter or underwriters of such Piggyback Registration to permit the Registrable Securities requested by the Holders pursuant to this Section 2.4 to be included therein on the same terms and conditions as any similar securities of the Company included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The inclusion of any Holder’s Registrable Securities in a Piggyback Registration shall be subject to such Holder’s agreement to enter into an underwriting agreement in customary form with the underwriter or underwriters in connection with an Underwritten Shelf Takedown.
(ii)If the managing underwriter or underwriters in connection with an Underwritten Shelf Takedown that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of Common Shares or other equity securities that the Company desires to sell, taken together with (a) Common Shares or other equity securities, if any, as to which Registration or a registered offering has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (b) the Registrable Securities as to which registration has been requested pursuant to Section 2.2 hereof, and (c) Common Shares or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of persons or entities other than the Holders of Registrable Securities hereunder, exceeds the Maximum Number of Securities, then:
(a)if the Registration or registered offering is undertaken for the Company’s account, the Company shall include in any such Registration or registered offering (A) first, Common Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.4, pro rata, based on the respective number of Registrable Securities that each Holder has requested be included in such underwritten offering and the aggregate number of Registrable Securities that the Holders have requested to be included in such underwritten offering, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common Shares or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of persons or entities other than the Holders of Registrable Securities hereunder, which can be sold without exceeding the Maximum Number of Securities;
(b)if the Registration or registered offering is pursuant to a demand by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration or registered offering (A) first, the Common Shares or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.4, pro rata, based on the respective number of Registrable Securities that each Holder has requested be included in such underwritten offering and the aggregate number of Registrable Securities that the Holders have requested to be included in such underwritten offering, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Common Shares or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of persons or entities other than the Holders of Registrable Securities hereunder, which can be sold without exceeding the Maximum Number of Securities; and
(c)if the Registration or registered offering and Underwritten Shelf Takedown is pursuant to a request by Holder(s) of Registrable Securities pursuant to Section 2.5 hereof, then the Company shall include in any such Registration or registered offering securities in the priority set forth in Section 2.5(ii).
(iii)Any Holder of Registrable Securities (other than a Demanding Holder), whose right to withdraw from an Underwritten Shelf Takedown, and related obligations, shall be governed by Section 2.4(iii) shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the underwriter or underwriters (if any) in connection with an Underwritten Shelf Takedown of his, her or its intention to withdraw from such Piggyback Registration prior to the pricing of such transaction. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons or entities pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the SEC in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement (other than Section 2.4(iii)), the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 2.5.
1.4Market Stand-off. In connection with any Underwritten Shelf Takedown, if requested by the managing underwriter or underwriters, each Holder that is, or is controlled by an executive officer or director of the Company, agrees that, to the extent such Holder participates in such underwritten offering, it shall not Transfer any Common Shares or other equity securities of the Company (other than those included in such offering pursuant to this Agreement), without the prior written consent of the Company, during the thirty (30)-day period, or such other longer or shorter time period agreed to by the managing underwriter or underwriters in connection with an Underwritten Shelf Takedown, beginning on the date of pricing of such offering, except as expressly permitted by such lock-up agreement or in the event the managing underwriter or underwriters in connection with an Underwritten Shelf Takedown otherwise agree by written consent. Each such Holder agrees to execute a customary lock-up agreement in favor of the underwriter or underwriters in connection with an Underwritten Shelf Takedown to such effect (in each case on substantially the same terms and conditions as all such Holders).
1.5Suspension of Sales; Adverse Disclosure; Restrictions on Registration Rights
(i)Upon receipt of written notice from the Company that: (a) a Registration Statement or Prospectus contains a Misstatement; (b) any request by the SEC for any amendment or supplement to any Registration Statement or Prospectus or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement or Prospectus, such Registration Statement or Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; or (c) upon any suspension by the Company, pursuant to a written insider trading compliance program adopted by the Board of Directors, of the ability of all “insiders” covered by such program to transact in the Company’s securities because of the existence of material non-public information, the Investor and each other Holder shall forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement covering such Registrable Securities until (A) in the case of (a) or (b), it has received copies of a supplemented or amended Prospectus (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as reasonably practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed, or (B) in the case of (c), until the restriction on the ability of “insiders” to transact in the Company’s securities is removed, and, if so directed by the Company, each such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the most recent Prospectus covering such Registrable Securities at the time of receipt of such notice.
(ii)Subject to Section 2.7(iii), if the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would (a) require the Company to make an Adverse Disclosure, (b) require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, or (c) in the good faith judgment of the majority of the Board of Directors such Registration, be detrimental to the Company and the majority of the Board of Directors concludes as a result that it is advisable to defer such filing, initial effectiveness or continued use at such time, the Company may, upon giving prompt written notice of such action to the Investor and each other Holder (which notice shall not specify the nature of the event giving rise to such delay or suspension), delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under this Section 2.7, the Investor and the other Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities until the Investor or other Holder receives written notice from the Company that such sales or offers of Registrable Securities may be resumed, and in each case maintain the confidentiality of such notice and its contents.

(iii)The right to delay or suspend any filing, initial effectiveness or continued use of a Registration Statement or registered offering pursuant to this Section 2.7 shall be exercised by the Company, in the aggregate, for not more than forty-five (45) calendar days during any twelve (12)-month period, provided, however, that no delay or suspension exercised by the Company pursuant to this Agreement shall be effective unless all directors are subject to a trading blackout of equal time and such delay or suspension is applicable to all other selling security holders named in any effective, pending or proposed registration statement filed (or proposed to be filed) by the Company pursuant to the Securities Act and, provided further, the Company shall not offer, sell or issue any securities during the time that any delay or suspension of the Registration Statement pursuant to this Agreement is in effect, other than issuances pursuant to an award under the Company’s equity incentive plan.
2.1Obligations of the Company. Whenever required under this Section 2 to effect the registration of Registrable Securities, the Company shall, as expeditiously as reasonably possible:
(i)prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or have ceased to be Registrable Securities;
(ii)prepare and file with the SEC such amendments and supplements to such Registration Statement, and the Prospectus used in connection with such Registration Statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such Registration Statement;
(iii)furnish to each Holder such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;
(iv)use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;
(v)in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such Underwritten Shelf Takedown;
(vi)use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(vii)provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;
(viii)promptly make available for inspection by the Holders, any underwriter(s) participating in any disposition pursuant to such Registration Statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;
(ix)notify each selling Holder, promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and
(x)after such Registration Statement becomes effective, notify each Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.
2.2Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is required by applicable law to effect the registration of such Holder’s Registrable Securities.
2.3Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, listing, and qualification fees, including with respect to any filings required to be made with the SEC or FINRA or compliance with any securities or “Blue Sky” laws; printers’ and accounting fees; and fees and disbursements of counsel for the Company (but for the avoidance of doubt not including legal fees of counsel for the Holders, if any), shall be borne and paid by the Company. All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.
2.4[Reserved]
2.5Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:
(i)To the extent permitted by law, the Company will indemnify and hold harmless each Holder, and the partners, members, officers, directors, and shareholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.12 shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder expressly for use in connection with such registration, except to the extent such information has been corrected in a subsequent writing prior to or concurrently with the sale of Registrable Securities to the Person asserting the claim.
(ii)To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in such registration and that has not been corrected in a subsequent writing prior to or concurrently with the sale of Registrable Securities to the Person asserting the claim; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.12 shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder) except in the case of willful fraud or gross negligence by such Holder.
(iii)Promptly after receipt by an indemnified party under this Section 2.12 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.12, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.12, only to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.12.

(iv)To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (a) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.12 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.12 provides for indemnification in such case, or (b) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.12, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (A) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (B) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.12, when combined with the amounts paid or payable by such Holder exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful fraud or misconduct by such Holder.
(v)Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided, however, that any matter expressly provided for or addressed by the foregoing provisions of this Section 2.12 that is not expressly provided for or addressed by the underwriting agreement shall be controlled by the foregoing provisions.
(vi)Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 2.12 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement or any provision(s) of this Agreement.
2.6Reports Under Exchange Act
. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:
(i)make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144;

(ii)use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and
(iii)furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form S-3.
2.7Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Sections 2.1 or 2.2 shall terminate upon the earliest to occur of (i) the closing of a winding up event, as such term is described in the Bylaws, (A) in which the consideration received by the Holder in such winding up event is in the form of cash and such that the Investor no longer holds any Registrable Securities, or (B) in which the Holder received publicly traded securities and the Holder receives rights from the acquiring company or other successor to the Company reasonably comparable to those set forth in this agreement; (ii) such time that the Holder may sell all of the Holder’s Registrable Securities under SEC Rule 144, or another similar exemption under the Securities Act without limitation (including volume limitations) during a three-month period and all restrictive legends have been removed from all of the Common Shares owned by such Holder; and (iii) such time as there are no Registrable Securities.
3.Board of Directors Representation.
3.1Appointment and Nomination of Directors.
(i)For so long as the Investor has Beneficial Ownership of at least twenty percent (20%) of the issued and outstanding Common Shares, the Investor shall have the right to designate up to two (2) members of the Board of Directors (each an “Investor Designee” and collectively the “Investors Designees”) and for so long as the Investor has Beneficial Ownership of at least ten percent (10%) but less than twenty percent (20%) of the issued and outstanding Common Shares, the Investor shall have the right to designate one (1) Investor Designee. Each Investor Designee shall, in the reasonable judgment of the Board of Directors (a) have the requisite skill and experience to serve as a director of a publicly traded company, (b) not be prohibited or disqualified from serving as a director of the Company pursuant to any rule or regulation of the SEC, Nasdaq Stock Market (or, if different, the listing exchange on which the Common Shares are then traded) or by applicable law, rule or regulation, and (c) otherwise be reasonably acceptable to the Company, and at least one of the Director Designees shall be determined in the reasonable judgement of the Board of Directors to be independent as determined in accordance with Nasdaq Stock Market Rules 5605(a)(ii) and 5605-6. At the Company’s request, Investor will cause each Investor Designee to complete and execute the Company’s standard Director and Officer Questionnaire prior to being appointed to the Board of Directors or being nominated for re-election. In the event of the death, disability, resignation, removal for cause, disqualification or termination of service of an Investor Designee for any other reason during such time as Investor has the right to designate one or more Investor Designees, the resulting vacancy shall be filled by the Board of Directors with a replacement Investor Designee designated by the Investor within a reasonable amount of time following the occurrence of such vacancy, provided, however, that if at the time such vacancy is created the Investor is entitled to designate two (2) Investor Designees and the remaining Investor Designee serving on the Board of Directors is not independent as determined in accordance with Nasdaq Stock Market Rules 5605(a)(ii) and 5605-6, the replacement Investor Designee selected by the Investor must qualify as independent within the meaning of Nasdaq Stock Market Rules 5605(a)(ii) and 5605-6.
(ii)Prior to the closing of the Merger and subject to the Investor Designee qualifications set for in Section 3.1(i), the Company shall cause the Board of Directors to be expanded to add two (2) additional board seats, and shall cause the Investor Designees designated by the Investor pursuant to this Section 3.1 to be appointed to the Board of Directors to fill the vacancies created by such increase in the size of the Board of Directors immediately following the closing of the Merger. Prior to each annual meeting of shareholders of the Company at which the Investor has the right to designate at lease one Investor Designee, the Company shall cause each Investor Designee the Investor is entitled to designate to be nominated for election by the shareholders of the Company to the Board of Directors at each annual meeting of shareholders at which directors are to be elected, shall solicit proxies in favor thereof, and at each annual meeting of the shareholders of the Company at which directors of the Company are to be elected, shall recommend that the shareholders of the Company elect to the Board of Directors each such Investor Designee at such annual meeting.
(iii)Immediately following the appointment of the Investor Designees upon the closing of the Merger, the Board of Directors shall consist of nine (9) members, inclusive of the Investor Designees. Concurrently with the appointment of the Investor Designees, at least one Investor Designee who shall have been determined to be independent pursuant to Nasdaq Stock Market Rules 5605(a)(ii) and 5605-6, shall be appointed to serve on the Company’s compensation committee and such Investor Designee (or at the request of the Investor any alternate Investor Designee determined to be independent pursuant to Nasdaq Stock Market Rules 5605(a)(ii) and 5605-6 and otherwise qualified to serve on such committee) shall be reappointed annually to the compensation committee until such time the Investor no longer has the right to designate an Investor Designee pursuant to this Section 3.1.
(iv)Until such time as the Investor no longer has the right to designate at least one Investor Designee pursuant to this Section 3.1, the Company shall not take any action that would result in a reduction in the proportional representation of the Investor Designees on the Board of Directors except in connection with the Company’s consummation of a merger or other Fundamental Transaction.
(v)At such time as the Investor ceases to Beneficially Own at least ten percent (10%) of the issued and outstanding Common Shares of the Company, the Investor, at the request of the Board of Directors, shall use its commercially reasonable efforts to cause each Investor Designee then serving on the Board of Directors to resign from the Board of Directors, effective immediately prior to such time as a replacement director is nominated by the Board of Directors.
4.Pre-emptive Rights, Beneficial Ownership
4.1Pre-emptive Rights
(i)If at any time after the closing of the Merger the Company proposes to issue additional Common Shares other than in a Fundamental Transaction (a “Subject Issuance”), then, subject to the provisions set forth below, the Investor shall have the right to purchase from the Company, for cash, its pro rata share of all Common Shares issued in such Subject Issuance at the same price per share (or, if such Subject Issuance was for other than cash, at a price equal to the per share value ascribed to such Common Shares) and other terms and conditions of the Subject Issuance in order to maintain the Investor’s

Beneficial Ownership percentage. For purposes of this Section 4.1, the Investor’s pro-rata share is equal to the ratio of (a) the number of Common Shares Beneficially Owned by the Investor and its Affiliates at the time notice of the proposed issuance is given, to (b) the total number of Common Shares (including all Common Shares issued or issuable upon the exercise of any outstanding employee stock options) outstanding immediately prior to the issuance of such Common Shares. Notwithstanding the preceding sentence, in the event the issuance of Common Shares or other equity securities issued pursuant to the Company’s equity incentive plan (a “Plan Issuance”) would result in the Investor’s Beneficial Ownership of Common Shares immediately following such Plan Issuance being less than twenty-five percent (25%) of the issued and outstanding Common Shares, Investor shall have the right to acquire from the Company for cash such number of Common Shares or other equity securities necessary to result in Investor owning at least twenty-five percent (25%) of the issued and outstanding Common Shares (as measured above) immediately following the Plan Issuance at a price equal to the per share price of the securities issued in the Plan Issuance.
(ii)If at any time after the closing of the Merger the Company proposes to issue any [equity or debt] security convertible into Common Shares other than in a Fundamental Transaction, in connection with a dividend, stock split or other distribution of Common Shares, or pursuant to the Company’s equity incentive plan (a “Subject Convertible Security Issuance”), the Investor shall have the right to participate in such Subject Convertible Security Issuance on terms no less favorable to the Investor than to any other purchaser in such Subject Convertible Security Issuance, the specific terms of Investor’s participation to be in line with the Investor’s pre-emptive rights contemplated herein and mutually agreed by the Company and Investor in good faith at the time of such Subject Convertible Security Issuance.
(iii)If the Company proposes to issue Common Shares or other securities convertible into Common Shares in a Subject Issuance or a Subject Convertible Security Issuance, the Company shall give the Investor written notice (the “Pre-emptive Right Notice”) of its intention, describing the Common Shares or other securities and the price and other terms and conditions upon which the Company proposes to issue the same or such terms as mutually agreed by the Company and Investor pursuant to 4.1(ii), above. Investor shall have five (5) Business Days from the date the Pre-emptive Right Notice is deemed given (the “Response Period”) to exercise its right to purchase all, but not less than all, of its pro rata share of the Common Shares or other securities on the terms and conditions specified in the Pre-emptive Right Notice by giving written notice thereof to the Company. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Common Shares or other securities to the Investor if doing so would cause the Company to be in violation of applicable securities laws by virtue of such offer or sale; provided that the Company shall use its reasonable best efforts to complete the sale (if applicable) in a transaction that complies with applicable law. The Company shall have sixty (60) days after the earlier of (a) the termination of the Response Period and (b) receipt of the Investor’s response to exercise or not exercise its pre-emptive rights hereunder to sell the Common Shares or other securities in respect of such Subject Issuance or Subject Convertible Security Issuance on terms no more favorable to the purchasers thereof, after which the Company shall deliver another Pre-emptive Right Notice in accordance with the provisions set forth above.
4.2Ownership Limitation
(i)Nothing set forth in this Agreement shall prohibit or restrict the Investor from acquiring, in open market transactions or otherwise, additional Common Shares or other securities of the Company, subject to the Company’s insider trading policy in effect on July 22, 2024 (“Additional Investor Share Purchases”), provided that, subject to the following clause of this Section 4.2, Investor shall not become, through Additional Investor Shares Purchases or otherwise, the Beneficial Owner of in excess of thirty percent (30%) of the issued and outstanding Common Shares (the “Beneficial Ownership Limitation”) at any time; provided further, that the Investor Beneficial Ownership Limitation shall be automatically waived if (A) the Board of Directors has consented to such acquisition or (B) in the event and at such time that the Board of Directors reasonably determines that the Company (including without limitation acting through its Board of Directors or any committee thereof) has commenced negotiations with respect to the terms of a potential transaction between the Company and any Person that may reasonably be expected to result in a Change of Control of the Company immediately following the consummation of such transaction (a “Qualifying Transaction”). For the avoidance of doubt, the Company’s request solely for additional information relating to a potential transaction shall not be deemed to constitute the negotiations of the terms of a transaction that, if consummated, may reasonably be expected to constitute a Qualifying Transaction.
5.Miscellaneous.
5.1Successors and Assigns. The Investor’s rights pursuant to Section 3 and Section 4 of this Agreement may be assigned by the Investor to one or more Affiliates of the Investor subject to compliance with clause (i) and (ii) of the following sentence of this Section 5.1 by the Investor and its affiliated assignees. The rights under this Agreement other than the rights granted pursuant to Section 3 and Section 4 may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities; provided, however, that (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (ii) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement. For the purposes of determining the number of Registrable Securities held by a transferee, the holdings of a transferee that is an Affiliate or shareholder of a Holder shall be aggregated together and with those of the transferring Holder. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.
5.2Governing Law. This Agreement shall be governed by the laws of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the laws of the State of New York.
5.3Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
5.4Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

5.5Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on the signature pages hereto, or (as to the Company) to the principal office of the Company and to the attention of the Chief Executive Officer, or, in any case, to such email address or address as subsequently modified by written notice given in accordance with this Section 5.5. If notice is given to the Company, a copy (which copy shall not constitute notice) shall also be sent to Seward & Kissel LLP, One Battery Park Plaza, New York, New York, 10004, Attention: Edward Horton (horton@sewkis.com), and if notice is given to the Investor, a copy (which copy shall not constitute notice) shall also be sent to Seward & Kissel LLP, One Battery Park Plaza, New York, New York, 10004, Attention: Keith Billotti (billotti@sewkis.com).
5.6Amendments and Waivers. Any term of this Agreement may be amended, modified or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the Investor.
5.7Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.
5.8Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.
5.9Inconsistent Agreements. The Company is not currently a party to, and shall not hereafter enter into without the prior written consent of the Investor, any agreement with respect to its securities that is inconsistent with the rights granted to the Investor by this Agreement, including allowing any other holder or prospective holder of any securities of the Company registration rights in the nature or substantially in the nature of those set forth in Section 2 that would have priority over the Registrable Securities with respect to the inclusion of such securities in any Registration. In addition, the Company covenants and agrees that it shall take no action or enter into any agreement or arrangement that in any manner materially delays, impedes, prohibits, limits, frustrates or has the effect of nullifying any of the Investor’s rights hereunder.
5.10Specific Performance. The Company and the Investor agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms thereof, that monetary damages may not be adequate compensation for any loss incurred in connection therewith and that the parties thereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions thereof in any federal court located in the State of New York or any New York state court, in addition to any other remedy to which they are entitled at law or in equity, and the parties to this Agreement waived any requirement for the posting of any bond or similar collateral in connection therewith. The parties to this Agreement agreed to waive in any action for specific performance of any such obligation (other than in connection with any action for temporary restraining order) the defense that a remedy at law would be adequate.
5.11Legend Removal. The Company covenants and agrees to instruct its transfer agent to remove and will remove any restrictive legend with respect to any Common Shares held by any Holder (“Holder Common Shares”) within one (1) trading day of the earlier of (1) the date that any Holder’s Common Shares are sold or transferred pursuant to Rule 144 under the Securities Act (subject to all applicable requirements of Rule 144 being met) or pursuant to the Registration Statement registering such Holder’s Common Shares for resale, and (2) the earlier of the date (x) that is one year from the date of issuance of the Holder Common Shares or (y) that the Holder Common Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144I(1) (or Rule 144(i)(2), if applicable) or the volume and manner of sale limitations under Rule 144(e), (f) and (g) under the Securities Act; provided, that Holder shall have timely provided customary representations and stock transfer information to the Company, its counsel and/or its transfer agent in connection therewith. The Company shall further provide or cause to be provided to its transfer agent within one (1) business day of the effectiveness of the Shelf Registration Statement a blanket legal opinion authorizing the removal of the restrictive legends from any Holder Common Shares in accordance with the first sentence of this Section 5.11. Any reasonable and documented fees (with respect to the transfer agent, the Company’s counsel or otherwise) associated with the issuance of any legal opinion required by the Company’s transfer agent or the removal of such legend shall be borne by the Company.
5.12Section 16 Filings. The Company covenants and agrees that, at the request of each Investor Designee then sitting on the Board of Directors, the Company will prepare and cause to be filed with the SEC any filing required to be made by such Investor Designee pursuant to Section 16 of the Exchange Act with respect to his or her ownership of Common Shares, subject to written approval of the filing by such director.
5.13Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or non-defaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
(signature page follows)

IN WITNESS WHEREOF, the parties have executed this Investor and Registration Rights Agreement as of the date first written above.

EXECUTED by

PANGAEA LOGISTICS SOLUTIONS LTD

By: ______________________________________________
Name:
Title:

STRATEGIC SHIPPING INC.

By: ______________________________________________
Name:
Title:

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